EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of American Finance Trust, Inc.:

We have audited the accompanying Combined Statement of Revenues and Certain Expenses of the portfolio of 81 properties (the “CIM Portfolio”) for the year ended December 31, 2020, and the related notes (the “Combined Statement of Revenues and Certain Expenses”). The CIM Portfolio is under common ownership and common management.

Management’s Responsibility for the Combined Statement of Revenues and Certain Expenses

Management is responsible for the preparation and fair presentation of the Combined Statement of Revenues and Certain Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Combined Statement of Revenues and Certain Expenses that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Combined Statement of Revenues and Certain Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenues and Certain Expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Combined Statement of Revenues and Certain Expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Combined Statement of Revenues and Certain Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the CIM Portfolio’s preparation and fair presentation of the Combined Statement of Revenues and Certain Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the CIM Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenues and Certain Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Combined Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the Combined Statement of Revenues and Certain Expenses, which describes that the accompanying Combined Statement of Revenues and Certain Expenses was prepared for the purpose of presenting the gross income and direct operating expenses as defined in regulation 210.3-.14(a)(1) of Regulation S-X of the Securities and Exchange Commission of CIM Portfolio as discussed in Note 2 to the Combined Statement of Revenues and Certain Expenses and is not intended to be a complete presentation of the CIM Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

January 4, 2022

CIM PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(In thousands)

	Nine Months Ended	Year Ended
	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Revenues:
Revenue from tenants	$114,618	$136,457
Other income	212	214
Total revenues	114,830	136,671

Certain expenses:
Property operating expense	36,675	41,173
Total expenses	36,675	41,173

Revenues in excess of certain expenses	$78,155	$95,498

The accompanying notes are an integral part of the combined statements of revenues and certain expenses.

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CIM PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

Note 1 — Organization

On December 17, 2021, American Finance Trust, Inc., a Maryland corporation (the “Company”) and its subsidiary, American Finance Operating Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into a definitive purchase and sale agreement (the “PSA”) to acquire, in the aggregate, 81 properties (the “CIM Portfolio”), from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “Sellers”) for approximately $1.3 billion (the “Purchase Price”). The Purchase Price is subject to adjustment if certain of the existing tenants that have rights of first refusal to purchase an underlying Property exercise those rights, if the Operating Partnership exercises limited rights to exclude certain Properties not exceeding $200 million in value from those being acquired or if earn out amounts associated with certain leases are satisfied. The acquisition of the CIM Portfolio is referred to herein as the “Transaction” or the “Transactions.” The CIM Portfolio consists of 79 power centers and grocery-anchored multi-tenant retail centers, two single-tenant retail properties and a detention pond parcel, located across 27 states and aggregating approximately 9.5 million square feet. The 79 power or grocery-anchored centers are leased primarily to “necessity-based” retail tenants. Upon the closing of the Transactions, which may occur in phases, the Operating Partnership will acquire all of the right, title and interest in each of the acquired CIM Portfolio owned by the applicable Sellers.

Note 2 — Basis of Presentation

The accompanying combined statements of revenues and certain expenses for the CIM Portfolio have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The accompanying combined statements of revenues and certain expenses for the CIM Portfolio include the combined historical revenues and certain expenses of the CIM Portfolio, exclusive of items which may not be comparable to the proposed future operations of the CIM Portfolio subsequent to its acquisition by the Company. Material amounts that would not be directly attributable to future operating results of the CIM Portfolio are excluded, and the combined statements of revenues and certain expenses are not intended to be a complete presentation of the CIM Portfolio’s revenues and expenses. Items excluded consist primarily of interest expense and depreciation and amortization expense recorded in conjunction with the original purchase price accounting.

The combined statement of revenues and certain expenses for the nine months ended September 30, 2021 is unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the CIM Portfolio’s results of operations and the Company is not aware of any other material factors that would cause the financial statements not to be indicative of future operating results. The results of operations for the unaudited interim period presented are not necessarily indicative of full year results of operations.

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CIM PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(continued)

In December 2020, the CIM Portfolio closed on the acquisition of 10 properties. As a result, the combined statement of revenues and certain expenses for the nine month period ended September 30, 2021 fully includes the impact of these acquisitions, while the year ended December 31, 2020 only includes a partial month impact.

Note 3 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the combined statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.

Revenue Recognition

Revenue from tenants is recognized on a straight-line basis. As such, the rental revenue for those leases that contain rent abatements and contractual increases are recognized on a straight-line basis over the applicable terms of the related lease.

Property Operating Expense

Property operating expense represents the direct expenses of operating the properties and consist primarily of repairs and maintenance, real estate taxes, management fees, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties.

Note 4 — Future Minimum Lease Payments

The future minimum lease payments to be received under non-cancelable operating leases in effect as of December 31, 2020 are as follows (in USD thousands):

(In thousands)	Future Minimum Base Rent Payments
2021	$109,183
2022	102,557
2023	87,695
2024	70,865
2025	58,371
Thereafter	181,081
Total	$609,752

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CIM PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(continued)

Note 5 — Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

Note 6 — Subsequent Events

The Company has evaluated subsequent events through January 4, 2022, the date on which the statements of revenues and certain expenses has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, these financial statements.

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